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                                                                  EXHIBIT 10.8.1



[ART WORK]



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
CHEMICAL BANK                                           April 23, 1996
270 Park Avenue
New York, NY 10017-2070                                 An Amendment and Waiver, dated as of
                                                        April 23, 1996 to Term Loan Agreement
                                                        dated September 28, 1995 by and among
                                                        Garden State Nutritionals, (the
                                                        "Borrower") and Chemical Bank, a New
                                                        York banking corporation (together
                                                        with its successors and/or assigns,
                                                        the "Bank").
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Mr. Stephen J. Young


Garden State Nutritionals, Inc.


100 Lehigh Drive


Fairfield, New Jersey 07004



Dear Steve:



WHEREAS. The Borrower has requested and the Bank has agreed, subject to the terms and conditions of this Waiver, to amend and waive the Agreements in certain aspects.



NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, that as of December 31, 1995, the parties hereto agree as follows:



     1. The definition of Debt Service Coverage Ratio stated in the Loan Agreement dated 12/1/95 be amended and replaced completely with the following:



        (a)  "Debt Service Coverage Ratio" (i) for the past 12 months, sum of
             (x) net profits before taxes. Interest Expense, non-cash Interest Expense, depreciation and amortization minus (y) Capital Expenditures. Dividends and distributions plus (z) Chemical Bank funded debt to finance distributions or Capital Expenditures divided by (ii) for the next 12 months, the current portion of long-term debt and/or Interest Expense on the Loan at the time at which the Debt Service Coverage Ratio is being determined.



     2. An increase in allowable capital expenditures from $300,000 to $587,791 for the fiscal period ended 12/31/95 ONLY.



     3. An extension to 120 days, from 90 days after fiscal year end 12/31/95 ONLY on the requirement to provide financial statements.



Except as expressly waived or consented to hereby, the Agreement shall remain in full force and effect in accordance with the original terms thereof. The Waiver herein contained is limited specifically to the matter set forth above and does not constitute directly or by implication waiver of any provision of the Agreement or any default which may occur or may have occurred under the Agreement.

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In witness whereof, the parties have caused this Waiver to the Agreement to be duly executed by their authorized officers all as of the day and year first above written.



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
               Chemical Bank                           Garden State Nutritionals, Inc.
       By:      /s/  STEPHEN W. REVIS                     By: /s/  Edward M. Frankel
- --------------------------------------------     --------------------------------------------
              Stephen W. Revis                                 Title: President
               Vice President                             By: /s/  STEPHEN J. YOUNG
                                                 --------------------------------------------
                                                        Title: Vice President, Finance
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